Exhibit 99.1
Fall 2009 Occupancy as of September 15, 2009 Wholly-owned Properties 1

Fall 2009 Occupancy as of September 15, 2009

Wholly-owned Properties

Leases	Current Leases [1] [2]	% of Design Beds	Prior Year [3]	Prior Year % of Design Beds	Design Beds
Legacy Properties (Excluding 2008 Acquisitions)	21,602 [4]	96.4%	21,666	96.6%	22,418
2008 Acquisitions [5]	603 [6]	87.5%	637	92.5%	689
GMH Properties (Acquired June 2008)	22,454 [7]	95.7%	20,556	87.6%	23,471
Total Same Store Wholly-owned Properties	**44,659** [8]	**95.9%**	**42,859**	**92.0%**	**46,578**
2009 Development [9]	**1,636**	**95.1%**	**n/a**	**n/a**	**1,721**
Total Wholly-owned Properties	**46,295**	**95.9%**	**42,859**	**92.0%** [10]	**48,299**

(1) Excludes leases for residents who did not take occupancy.
(2) Includes actual signed leases for residents at University Crossings in Philadelphia who move in after September 15, 2009.
(3) Occupancy as of September 30, 2008.
(4) Rental rate increase for legacy properties is projected to be 1.5%.
(5) Sunnyside Commons and Pirates Place - both properties acquired in the first quarter 2008.
(6) Rental rate increase for 2008 acquisitions is projected to be 5.8%.
(7) Rental rate increase for GMH properties is projected to be 0.4%.
(8) Rental rate increase for total Same Store Wholly-owned Properties is projected to be 1.0%.
(9) Barrett Honors College - opened for occupancy in August 2009.
(10) Excludes Barrett Honors College which was under construction as of September 30, 2008.

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